Exhibit 10.3

EXECUTION VERSION

THIRD AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

Dated as of July 28, 2025

among

VARIOUS ENTITIES LISTED ON SCHEDULE I,

as the Originators,

CORE SALES, LLC (F/K/A CORE SALES, INC.),

as Servicer,

and

ARCH RESOURCES, INC. (F/K/A ARCH COAL, INC.),

as Buyer

-i-

-ii-

-iii-

CONTENTS

Clause Subject Matter	Page

SCHEDULES

Schedule I	List and Location of the Originators
Schedule II	Location of Books and Records of the Originators
Schedule III	Trade Names
Schedule IV	Actions/Suits
Schedule V	Notice Addresses
Schedule VI	Location of Mining Operations

EXHIBITS

Exhibit A	Form of Purchase Report
Exhibit B	Form of Joinder Agreement

-iv-

This THIRD AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of July 28, 2025 is entered into among VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO (the “Originators”), CORE SALES, LLC (F/K/A CORE SALES, INC.) (“Core”), as initial Servicer (the “Servicer”), and ARCH RESOURCES, INC. (F/K/A ARCH COAL, INC.) (the “Buyer”).

DEFINITIONS

Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in Article I of the Receivables Financing Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”), among Core Receivable Company, LLC (f/k/a Arch Receivable Company, LLC) (“SPV”), as borrower, the Servicer, the Persons from time to time party thereto as Lenders, PNC Bank, National Association, as Administrative Agent and as LC Bank and PNC Capital Markets LLC, as Structuring Agent. All references hereto to months are to calendar months unless otherwise expressly indicated. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

BACKGROUND

1. The Originators generate Receivables in the ordinary course of their businesses.

2. The Originators, in order to finance their respective businesses, wish to sell Receivables and the Related Rights to the Buyer, and the Buyer is willing to purchase such Receivables and the Related Rights from the Originators, on the terms and subject to the conditions set forth herein.

3. The Originators and the Buyer intend each such transaction to be a true sale and conveyance of Receivables and the Related Rights by each Originator to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables, and the Originators and the Buyer do not intend the transactions hereunder to be characterized as a loan from the Buyer to any Originator.

4. The Buyer intends to sell and contribute the Receivables and the Related Rights purchased by it hereunder (together with the Receivables and the Related Rights originated by the Buyer) to the SPV pursuant to that certain Third Amended and Restated Sale and Contribution Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Sale and Contribution Agreement”), dated as of the date hereof, between the Buyer, as transferor (in such capacity, the “Transferor”), the Servicer and the SPV, as buyer, and that thereafter the SPV may from time to time transfer, assign and grant a security interest in undivided beneficial interests in the Receivables, Related Rights and other rights to the Administrative Agent for the benefit of the Secured Parties under the Receivables Financing Agreement.

Third A&R Purchase and Sale Agreement

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

AGREEMENT TO PURCHASE AND SELL

SECTION 1.1 Agreement To Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement, each Originator, severally and for itself, agrees to sell to the Buyer, and the Buyer agrees to purchase from such Originator, from time to time on or after the Closing Date, but before the Purchase and Sale Termination Date (as defined in Section 1.4), all of such Originator’s right, title and interest in and to:

(a) each Receivable of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on the Cut-Off Date (as defined below);

(b) each Receivable generated or otherwise acquired by such Originator from and including the Cut-Off Date to but excluding the Purchase and Sale Termination Date;

(c) all of such Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;

(d) all instruments and chattel paper that may evidence such Receivable;

(e) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(f) solely to the extent applicable to such Receivable, all of such Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(g) all books and records of such Originator to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and all Collection Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC); and

(h) all Collections and other proceeds (as defined in the UCC) of any of the foregoing that are or were received by such Originator on or after the Cut-Off Date, including, without limitation, all funds which either are received by such Originator, the Buyer or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of any of the above

Receivables or are applied to such amounts owed by the Obligors (including, without limitation, any insurance payments that such Originator, the Buyer or the Servicer applies in the ordinary course of its business to amounts owed in respect of any of the above Receivables, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of any of the above Receivables or any other parties directly or indirectly liable for payment of such Receivables).

All purchases hereunder are absolute and irrevocable and shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement and each other Transaction Document. No obligation or liability to any Obligor on any Receivable is intended to be assumed by the Buyer hereunder, and any such assumption is expressly disclaimed. The property, proceeds and rights described in clauses (c) through (h) above are herein referred to as the “Related Rights”, and the Buyer’s foregoing commitment to purchase Receivables and Related Rights is herein called the “Purchase Facility.”

As used herein, “Cut-Off Date” means June 30, 2025.

SECTION 1.2 Timing of Purchases.

(a) Closing Date Purchases. Effective on the Closing Date, each Originator hereby sells to the Buyer, and the Buyer hereby purchases, each Originator’s entire right, title and interest in, to and under (i) each Receivable that existed and was owing to such Originator at the Cut-Off Date, (ii) each Receivable generated or otherwise acquired by such Originator from and including the Cut-Off Date, to and including the Closing Date, and (iii) all Related Rights with respect thereto.

(b) Subsequent Purchases. After the Closing Date, until the Purchase and Sale Termination Date, each Receivable and the Related Rights generated or otherwise acquired by each Originator shall be, and shall be deemed to have been, sold by such Originator to the Buyer immediately (and without further action) upon the creation, sale or purported sale of such Receivable, as applicable.

SECTION 1.3 Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to make Purchase Price payments to the Originators in accordance with Article III.

SECTION 1.4 Purchase and Sale Termination Date. The “Purchase and Sale Termination Date” shall be the earlier to occur of (a) the date the Purchase Facility is terminated pursuant to Section 8.2(a) and (b) the date elected by the Originators (such date, the “Elected Date”) in a written notice received by the Buyer and the Administrative Agent from the Originator specifying that the Originators wish to terminate this Agreement, so long as each of the Voluntary Termination Conditions are satisfied as of the Elected Date and (c) the Final Payout Date.

For purpose of this Section 1.4, “Voluntary Termination Conditions” means, as of any date of determination, the satisfaction of each of the following conditions:

(i) the Elected Date is no earlier than the date that written notice has been delivered to the Buyer and the Administrative Agent pursuant to clause (b) of the definition of “Purchase and Sale Termination Date”;

(ii) as of the Elected Date, either (a) no Release has occurred on or prior to the Elected Date in violation of Section 6.03 of the Receivables Financing Agreement or (b) if any Release has occurred on or prior to the Elected Date in violation of Section 6.03 of the Receivables Financing Agreement, the Servicer has deposited into the LC Collateral Account (or, if elected by the Administrative Agent, transferred to the Administrative Agent) on the Elected Date, the aggregate amount of Collections so released to the SPV or any other Person in violation of such Section;

(iii) the Originators (or the Servicer on their behalf) has provided a written report to the Buyer and the Administrative Agent on the Elected Date (such report, the “Voluntary Termination Report”), in form and substance reasonably satisfactory to the Buyer and the Administrative Agent, which Voluntary Termination Report shall include, without limitation, (a) a pro forma Information Package as of the Business Day immediately preceding the Elected Date and (b) a written analysis demonstrating each of the following: (I) the amount of Collections received on each day during the prior sixty days, (II) the amount of Receivables transferred and conveyed to the SPV on each day during the prior sixty days, (III) the amount of Collections transferred out of the Collection Accounts on each day during the prior sixty days, (IV) the method of consideration given to the SPV for each of the Receivables transferred and conveyed to the SPV on each day during the prior sixty days and (V) the Borrowing Base (and each component thereof) as of each day during the prior sixty days;

(iv) each standing transfer order with respect to each Collection Account has been cancelled and the Originators have caused the Servicer and each Affiliate thereof (other than the Borrower) to cease having any rights to access any Collection Account or remove any funds therefrom; and

(v) the Originators have delivered (or caused the Servicer to deliver) notice to each Collection Account Bank that the Administrative Agent is permitted to exercise its rights to take control over each of the Collection Accounts.

SECTION 1.5 Intention of the Parties. It is the express intent of each Originator and the Buyer that each conveyance by such Originator to the Buyer pursuant to this Agreement of the Receivables, including without limitation, all Receivables, if any, constituting general intangibles as defined in the UCC, and all Related Rights be a true sale and be construed as a valid and perfected sale and an absolute and irrevocable assignment (without recourse except as provided herein) of such Receivables and Related Rights by such Originator to the Buyer (rather than the grant of a security interest to secure a debt or other obligation of such Originator) providing the Buyer with the full benefits of ownership and that the right, title and interest in and to such Receivables and Related Rights conveyed to the Buyer be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through such Originator. Notwithstanding the foregoing, (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and (ii) such Originator shall be deemed to have granted to the Buyer as of the date of this Agreement, and such Originator hereby grants to the Buyer a security interest in, to and under all of such Originator’s right, title and interest in and to: (A) the Receivables and the Related Rights now existing and hereafter created, generated or otherwise acquired by such Originator and sold or purported to be sold to the Buyer hereunder, (B) all monies due or to become due and all amounts received with respect thereto and (C) all books and records of such Originator to the extent related to any of the foregoing.

ARTICLE II

PURCHASE REPORT; CALCULATION OF PURCHASE PRICE

SECTION 2.1 Purchase Report. On the Closing Date and on each date when an Information Package is due to be delivered under the Receivables Financing Agreement (each such date, a “Monthly Purchase Report Date”), the Servicer shall deliver to the Buyer and each Originator a report in substantially the form of Exhibit A (each such report being herein called a “Purchase Report”) setting forth, among other things:

(a) Receivables purchased by the Buyer from each Originator on the Closing Date (in the case of the Purchase Report to be delivered on the Closing Date);

(b) Receivables purchased by the Buyer from each Originator during the calendar month immediately preceding such Monthly Purchase Report Date (in the case of each subsequent Purchase Report); and

(c) the calculations of reductions of the Purchase Price for any Receivables as provided in Section 3.4(a) and (b).

SECTION 2.2 Calculation of Purchase Price.

(a) The Purchase Price for each Receivable and the Related Rights that are purchased hereunder from each Originator shall become owing in full by the Buyer to such Originator or its designee on the date each such Receivable comes into existence and shall be paid not later than the next Payment Date in accordance with the terms of Article III.

(b) Although the Purchase Price for each Receivable and the Related Rights purchased after the date hereof shall be due and payable by the Buyer to each Originator on the date such Receivable comes into existence, for administrative convenience, a precise reconciliation of the Purchase Prices between Buyer and such Originator shall be effected on a Payment Date with respect to all Receivables sold during the Interest Period (or portion thereof) most recently ended prior to such Payment Date; provided, however, that such Originator shall maintain (or cause the Servicer to maintain) such books and records as may be reasonably necessary to ensure that such reconciliation, if requested by the Buyer, may be performed on any Business Day.

(c) The “Purchase Price” for each Receivable and the Related Rights that are purchased hereunder shall be determined in accordance with the following formula:

PP	=	OB x FMVD

where:

PP	=	Purchase Price for each Receivable as calculated on the relevant Sale Date.

OB	=	The Outstanding Balance of such Receivable on the relevant Sale Date.

FMVD	=	Fair Market Value Discount, as measured on such Sale Date, which is equal to the quotient (expressed as percentage) of (a) one divided by (b) the sum of (i) one, plus (ii) the product of (A) the Prime Rate on such Sale Date, and (B) a fraction, the numerator of which is the Days’ Sales Outstanding (calculated as of the last Business Day of the calendar month next preceding such Sale Date) and the denominator of which is 365.

“Payment Date” means (i) the Closing Date and (ii) each Settlement Date thereafter.

“Sale Date” means, with respect to any Receivable, the date such Receivable is sold or purportedly sold to the Buyer hereunder.

ARTICLE III

PAYMENT OF PURCHASE PRICE

SECTION 3.1 Initial Purchase Price Payment.

(a) On the Closing Date, each Originator shall, and hereby does, sell to the Buyer, Receivables and Related Rights consisting of each Receivable of such Originator that exists and is owing to such Originator on the Cut-Off Date.

(b) On the terms and subject to the conditions set forth in this Agreement, on the Closing Date the Buyer agrees to pay to each Originator the Purchase Price in cash for the purchase to be made from such Originator on the Closing Date.

SECTION 3.2 Subsequent Purchase Price Payments. On each Payment Date subsequent to the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Buyer shall pay the Purchase Price to each Originator for the Receivables and the Related Rights generated or otherwise acquired by such Originator during the Interest Period (or portion thereof) most recently ended prior to such Payment Date in cash and/or, if requested by such Originator and permitted under the Receivables Financing Agreement, by causing the SPV to cause the LC Bank to issue one or more Letters of Credit in accordance with Section 3.3 and on the terms and conditions for issuing Letters of Credit under the Receivables Financing Agreement.

If the Buyer is unable to pay the Purchase Price in full in accordance with Section 3.2, such Originator shall promptly deliver notice to such effect to the Buyer and the Administrative Agent, whereupon the Purchase and Sale Termination Date shall occur on the terms and subject to the conditions set forth in Section 1.4.

SECTION 3.3 Letters of Credit.

(a) An Originator may request that the Purchase Price for Receivables sold on a Sale Date be paid by the Buyer procuring the issuance of a Letter of Credit by the LC Bank. Upon the request of an Originator, and on the terms and conditions for issuing Letters of Credit under the Receivables Financing Agreement (including any limitations therein on the amount of any such issuance), the Buyer agrees to obtain from the SPV one or more Letters of Credit issued by the LC Bank on the Sale Dates specified by such Originator, on behalf of the SPV (and, if applicable, for the benefit, or for the account of, such Originator or an Affiliate of such Originator that is acceptable to the LC Bank in its sole discretion) in favor of the beneficiaries elected by such Originator or such Affiliate of such Originator, with the consent of the Buyer. The aggregate stated amount of the Letters of Credit being issued on any Sale Date for the benefit of such Originator or an Affiliate of such Originator shall constitute a credit against the aggregate Purchase Price otherwise payable by the Buyer to such Originator on the following Payment Date pursuant to Section 3.2. To the extent that the aggregate stated amount of the Letters of Credit being issued during the Interest Period (or portion thereof) most recently ended prior to such Payment Date exceeds the aggregate Purchase Price payable by the Buyer to such Originator on such Payment Date, such excess shall be deemed to be a reduction in the Purchase Price payable on the Payment Dates immediately following the date any such Letter of Credit is issued. In the event that any such Letter of Credit issued pursuant to this Section 3.3 (i) expires or is cancelled or otherwise terminated with all or any portion of its stated amount undrawn, (ii) has its stated amount decreased (for a reason other than a drawing having been made thereunder) or (iii) the SPV’s Reimbursement Obligation in respect thereof is reduced for any reason other than by virtue of a payment made in respect of a drawing thereunder, then an amount equal to such undrawn amount or such reduction, as the case may be, shall be paid in cash to such Originator on the next Payment Date. Under no circumstances shall any Originator (or any Affiliate thereof (other than the SPV)) have any reimbursement or recourse obligations in respect of any Letter of Credit.

(b) In the event that an Originator requests that any purchases be paid for by the issuance of a Letter of Credit hereunder, such Originator shall on a timely basis provide the Buyer with such information as is necessary for the SPV to obtain such Letter of Credit from the LC Bank, and shall notify the Buyer, the Servicer and the Administrative Agent of the allocations described in clause (a) above. Such allocations shall be binding on the Buyer and such Originator, absent manifest error.

(c) The Originators acknowledge that each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the LC Bank or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the LC Bank as of the date of issuance, as determined by the LC Bank, in each case subject to the terms and conditions set forth in the Receivables Financing Agreement.

SECTION 3.4 Settlement as to Specific Receivables and Dilution.

(a) If, on the day of purchase of any Receivable from an Originator hereunder, any of the representations or warranties set forth in Sections 5.5, 5.12, 5.20, 5.22, 5.23, 5.26 or 5.27 are not true with respect to such Receivable, then the Purchase Price for such Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to such Originator as provided in clause (c) below; provided, that if the Buyer thereafter receives payment on account of the Outstanding Balance of such Receivable, the Buyer promptly shall deliver such funds to such Originator.

(b) If, on any day, the Outstanding Balance of any Receivable purchased hereunder is either (i) reduced or canceled as a result of (A) any defective, rejected or returned goods or services, any cash or other discount, or any failure by any Originator to deliver any goods or perform any services or otherwise perform under the underlying Contract or invoice, (B) any change in or cancellation of any of the terms of such Contract or invoice or any other adjustment by any Originator, the Servicer or the Buyer which reduces the amount payable by the Obligor on the related Receivable, (C) any rebates, warranties, allowances or charge-backs or (D) any setoff or credit in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction), or (ii) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof), then the Purchase Price with respect to such Receivable shall be reduced by the amount of such net reduction or dispute and shall be accounted to such Originator as provided in clause (c) below; provided, that notwithstanding the foregoing, no such reduction shall be made to the extent the same represents losses in respect of Receivables that are uncollectible on account of insolvency, bankruptcy, lack of creditworthiness or other financial or credit condition or financial default of the related Obligor.

(c) Any reduction in the Purchase Price of any Receivable pursuant to clause (a) or (b) above shall be applied as a credit for the account of the Buyer against the Purchase Price of Receivables subsequently purchased by the Buyer from such Originator hereunder; provided, however if there have been no purchases of Receivables from such Originator (or insufficiently large purchases of Receivables prior to the Settlement Date immediately following any such reduction in the Purchase Price of any Receivable) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit, shall be paid in cash to the Buyer by such Originator; provided, that at any time (x) when an Event of Default exists under the Receivables Financing Agreement or (y) on or after the Purchase and Sale Termination Date, the amount of any such credit shall be paid by such Originator to the Buyer in cash by deposit of immediately available funds into a Collection Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

ARTICLE IV

CONDITIONS OF PURCHASES

SECTION 4.1 Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the condition precedent that the Buyer, the Administrative Agent (as the Buyer’s ultimate assignee) and each Lender shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance reasonably satisfactory to the Buyer and the Administrative Agent (as the Buyer’s ultimate assignee):

(a) a copy of the resolutions or unanimous written consent of the board of directors or other governing body of each Originator, approving this Agreement and the other Transaction Documents to be executed and delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of such Originator;

(b) good standing certificates for each Originator issued as of a recent date acceptable to the Buyer and the Administrative Agent (as the Buyer’s ultimate assignee) by the Secretary of State (or similar official) of the jurisdiction of such Originator’s organization or formation and each other jurisdiction where such Originator is required to be qualified to transact business, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect;

(c) a certificate of the Secretary or Assistant Secretary of each Originator, certifying the names and true signatures of the officers authorized on such Person’s behalf to sign this Agreement and the other Transaction Documents to be executed and delivered by it (on which certificate the Servicer, the Buyer, the Administrative Agent (as the Buyer’s ultimate assignee) and each Lender may conclusively rely until such time as the Servicer, the Buyer, the Administrative Agent (as the Buyer’s ultimate assignee) and each Lender shall receive from such Person a revised certificate meeting the requirements of this clause (c));

(d) the certificate or articles of incorporation or other organizational document of each Originator (including all amendments and modifications thereto) duly certified by the Secretary of State (or similar official) of the jurisdiction of such Originator’s organization as of a recent date, together with a copy of the by-laws or other governing documents of such Originator (including all amendments and modifications thereto), as applicable, each duly certified by the Secretary, an Assistant Secretary of such Originator;

(e) proper financing statements (Form UCC-1) that have been duly authorized and name each Originator as the debtor/seller, the Buyer as the buyer/first assignor, the SPV as the buyer/second assignor (and the Administrative Agent, for the benefit of the Lenders, as secured party/ultimate assignee) of the Receivables generated by such Originator as may be necessary or, in the Buyer’s or the Administrative Agent’s reasonable opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Buyer’s ownership or security interest in such Receivables and the Related Rights in which an ownership or security interest has been assigned to it hereunder;

(f) a written search report from a Person satisfactory to the Buyer and the Administrative Agent (as the Buyer’s ultimate assignee) listing all effective financing statements that name each Originator as debtors or sellers and that are filed in all jurisdictions in which filings may be made against such Person pursuant to the applicable UCC, together with copies of such financing statements (none of which, except for those described in the foregoing clause (e) (and/or released or terminated, as the case may be, prior to the date hereof), shall cover any Receivable or any Related Rights which are to be sold to the Buyer hereunder), and tax and judgment lien search reports (including, without limitation, liens of the PBGC) from a Person satisfactory to the Buyer and the Administrative Agent (as the Buyer’s ultimate assignee) showing no evidence of such liens filed against such Originator;

(g) favorable opinions of counsel to the Originators, in form and substance reasonably satisfactory to the Buyer and the Administrative Agent; and

(h) evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered by it in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Buyer’s and the Administrative Agent’s (as the Buyer’s ultimate assignee) satisfaction.

SECTION 4.2 Certification as to Representations and Warranties. Each Originator, by accepting the Purchase Price related to each purchase of Receivables generated or otherwise acquired by such Originator, shall be deemed to have certified that the representations and warranties contained in Article V, as from time to time amended in accordance with the terms hereof, are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) on and as of such day, with the same effect as though made on and as of such day (except for representations and warranties which apply to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) as of such earlier date).

SECTION 4.3 Additional Originators. Additional Persons may be added as Originators hereunder, with the prior written consent of the Buyer, the Administrative Agent and each Lender (which consents may be granted or withheld in their sole discretion); provided that the following conditions are satisfied or waived in writing by the Administrative Agent and each Lender on or before the date of such addition:

(a) the Servicer shall have given the Buyer, the Administrative Agent and each Lender at least thirty (30) days’ prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Buyer, the Administrative Agent or any Lender may reasonably request;

(b) such proposed additional Originator shall have executed and delivered to the Buyer, the Administrative Agent and each Lender an agreement substantially in the form attached hereto as Exhibit B (a “Joinder Agreement”);

(c) such proposed additional Originator shall have delivered to the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Lender each of the documents with respect to such Originator described in Section 4.1, in each case in form and substance reasonably satisfactory to the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Lender;

(d) no Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event shall have occurred and be continuing; and

(e) no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS

In order to induce the Buyer to enter into this Agreement and to make purchases hereunder, each Originator hereby represents and warrants with respect to itself as follows:

SECTION 5.1 Existence and Power. Such Originator (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (ii) has full power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and (iii) is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.2 Power and Authority; Due Authorization. Such Originator (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Receivables and the Related Rights to the Buyer on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.

SECTION 5.3 No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which it is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which such Originator is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.4 Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by such Originator in connection with the grant of a security interest in the Receivables and the Related Rights to the Buyer hereunder or the due execution, delivery and performance by such Originator of this Agreement or any other Transaction Document to which it is a party and the consummation by such Originator of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.

SECTION 5.5 Valid Sale. Each sale of Receivables and the Related Rights made by such Originator pursuant to this Agreement shall constitute a valid sale, transfer and assignment of Receivables and Related Rights to the Buyer, enforceable against creditors of, and purchasers from, such Originator, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 5.6 Binding Effect of Agreement. This Agreement and each of the other Transaction Documents to which it is a party constitute legal, valid and binding obligations of such Originator, enforceable against such Originator in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 5.7 Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Buyer, the SPV, the Administrative Agent or any other Credit Party by or on behalf of such Originator pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Buyer, the SPV, the Administrative Agent or such other Credit Party, and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

SECTION 5.8 Actions, Suits. Except as set forth on Schedule IV, (i) there is no action, suit, proceeding or investigation pending or, to the best knowledge of such Originator, threatened, against such Originator before any Governmental Authority and (ii) such Originator is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Receivable or Related Right by such Originator to the Buyer, the ownership or acquisition by the Buyer of any Receivables or Related Right or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document or (C) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.

SECTION 5.9 [Reserved].

SECTION 5.10 Names and Location. Except as described in Schedule III, such Originator has not used any corporate names, trade names or assumed names since the date occurring five calendar years prior to the Closing Date other than its name set forth on the signature pages hereto. Such Originator is “located” (as such term is defined in the applicable UCC) in the jurisdiction specified in Schedule I and since the date occurring five calendar years prior to the Closing Date, has not been “located” (as such term is defined in the applicable UCC) in any other jurisdiction (except as specified in Schedule I). The office(s) where such Originator keeps its records concerning the Receivables is at the address(es) set forth on Schedule II.

SECTION 5.11 Margin Stock. Such Originator is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System), and no Purchase Price payments or proceeds under this Agreement will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

SECTION 5.12 Eligible Receivables. Each Receivable sold, transferred or assigned hereunder is an Eligible Receivable on the date of sale, transfer or assignment, unless otherwise specified in the first Information Package or Interim Report that includes such Receivable.

SECTION 5.13 Credit and Collection Policy. Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable sold by it hereunder and each related Contract.

SECTION 5.14 Investment Company Act. Such Originator is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

SECTION 5.15 Anti-Money Laundering/International Trade Law Compliance. Such Originator is not a Sanctioned Person. Such Originator, either in its own right or through any third party, (i) does not have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law or Sanctions Law; (ii) neither does business in or with, nor derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law or Sanctions Law; or (iii) does not engage in any dealings or transactions prohibited by any Anti-Terrorism Law or Sanctions Law.

SECTION 5.16 Financial Condition.

(a) The audited consolidated balance sheet of the Parent and its Subsidiaries as of December 31, 2024, the related audited consolidated statement of operations for the fiscal quarter then ended and the related audited consolidated statement of equity for the fiscal quarter then ended, copies of which have been furnished to the Administrative Agent and each Lender, present fairly in all material respects the consolidated financial position of the Parent and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied except as noted therein.

(b) On the date hereof, and on the date of each purchase hereunder (both before and after giving effect to such purchase), such Originator is, and will be on such date, Solvent and no Insolvency Proceeding with respect to such Originator is, or will be on such date, pending or to its knowledge threatened.

SECTION 5.17 Tax Status. Such Originator has (i) timely filed all tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP or could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.18 ERISA.

(a) Each of the Parent and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Pension Plans and the regulations and published interpretations thereunder and any similar applicable non-U.S. law, except for such noncompliance that would not reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred during the past five years other than a Reportable Event that would not reasonably be expected to have a Material Adverse Effect. The excess of the present value of all benefit liabilities under each Pension Plan of Parent and the ERISA Affiliates (based on the assumptions used to determine required minimum contributions under Section 412 of the Code with respect to such Pension Plan), over the value of the assets of such Pension Plan, determined as of the most recent annual valuation date applicable thereto for which a valuation has been completed, would not reasonably be expected to have a Material Adverse Effect, and the excess of the present value of all benefit liabilities of all underfunded Pension Plans (based on the assumptions used to determine required minimum contributions under Section 412 of the Code with respect to each such Pension Plan), over the value of the assets of all such under funded Pension Plans, determined as of the most recent annual valuation dates applicable thereto for which valuations have been completed, would not reasonably be expected to have a Material Adverse Effect. None of the Parent or the ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has had or would reasonably be expected to have, through increases in the contributions required to be made to such Pension Plan or otherwise, a Material Adverse Effect.

(b) Each of the Parent and the ERISA Affiliates is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.19 Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

SECTION 5.20 No Fraudulent Conveyance. No sale hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.

SECTION 5.21 [Reserved].

SECTION 5.22 Good Title Perfection.

(a) Immediately preceding its sale of each Receivable hereunder, such Originator was the owner of such Receivable sold or purported to be sold, free and clear of any Adverse Claims, and each such sale hereunder constitutes a valid sale, transfer and assignment of all of such Originator’s right, title and interest in, to and under the Receivables sold by it, free and clear of any Adverse Claims.

(b) On or before the date hereof and before the generation or acquisition by such Originator of any new Receivable to be sold or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Buyer’s ownership interest in Receivables to be sold or otherwise conveyed hereunder against all creditors of and purchasers from such Originator will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

(c) Upon the creation or acquisition of each new Receivable sold or otherwise conveyed or purported to be conveyed hereunder and on the Closing Date for then existing Receivables, the Buyer shall have a valid and perfected first priority ownership or security interest in each Receivable sold to it hereunder, free and clear of any Adverse Claim.

SECTION 5.23 Perfection Representations.

(a) This Agreement creates a valid and continuing ownership or security interest (as defined in the applicable UCC) in such Originator’s right, title and interest in, to and under the Receivables and Related Rights which (A) security interest has been perfected and is enforceable against creditors of and purchasers from such Originator and (B) will be free of all Adverse Claims.

(b) The Receivables constitute “accounts” including, without limitation, “accounts” constituting “as-extracted collateral” or “general intangibles” within the meaning of Section 9-102 of the UCC.

(c) Prior to their sale to Buyer pursuant to this Agreement, such Originator owned and had good and marketable title to the Receivables and Related Rights free and clear of any Adverse Claim of any Person.

(d) All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale of the Receivables and Related Rights from such Originator to the Buyer pursuant to this Agreement. Each such financing statement, if filed with respect to such Receivable as an as-extracted collateral filing, includes a complete and correct description of the real property in all material respects related to such Receivable as extracted collateral, as contemplated by the UCC, and names a record owner of the real property.

(e) Other than the ownership or security interest granted to the Buyer pursuant to this Agreement, such Originator has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or Related Rights except as permitted by this Agreement and the other Transaction Documents. Such Originator has not authorized the filing of and is not aware of any financing statements filed against such Originator that include a description of collateral covering the Receivables and Related Rights other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated or amended to reflect the release of any security interest in the Receivables and Related Rights. Such Originator is not aware of any judgment lien, ERISA lien, pursuant to Section 303(k) or 4068 of ERISA, or tax lien filings against such Originator.

(f) Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 5.23 shall be continuing and remain in full force and effect until the Final Payout Date.

SECTION 5.24 Reliance on Separate Legal Identity. Such Originator acknowledges that each of the Lenders and the Administrative Agent are entering into the Transaction Documents to which they are parties in reliance upon the SPV’s identity as a legal entity separate from such Originator and the Transferor.

SECTION 5.25 Opinions. The facts regarding such Originator, the Receivables sold by it hereunder, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

SECTION 5.26 Enforceability of Contracts. Each Contract related to any Receivable sold by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms, without being subject to any defense, deduction, offset or counterclaim and such Originator has fully performed its obligations under such Contract, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

SECTION 5.27 Nature of Pool Receivables. All Pool Receivables: (i) were originated or acquired by the Originators in the ordinary course of their businesses, (ii) were sold to Buyer for fair consideration and reasonably equivalent value and (iii) represent all, or a portion of the purchase price of merchandise, insurance or services within the meaning of Section 3(c)(5)(A) of the Investment Company Act.

SECTION 5.28 Compliance with Applicable Laws. Such Originator is in compliance with the requirements of all Applicable Law, except in such instance where any failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.29 Servicing Programs. No license or approval is required for Servicer or Buyer’s use of any software or other computer program used by such Originator in the servicing of the Receivables, other than those that have been obtained and are in full force and effect.

SECTION 5.30 [Reserved].

SECTION 5.31 Mortgages Covering As-Extracted Collateral. There are no mortgages that are effective as financing statements covering as-extracted collateral that constitutes Collateral and that name such Originator (or, if such Originator is not the “record owner” of the underlying property, any “record owner” with respect to such as-extracted collateral, as such term is used in the UCC) as grantor, debtor or words of similar effect filed or recorded in any jurisdiction.

SECTION 5.32 [Reserved].

SECTION 5.33 Reaffirmation of Representations and Warranties by the Originator. On each day that a new Receivable is created or acquired, and when sold to the Buyer hereunder, such Originator shall be deemed to have certified that all representations and warranties set forth in this Article V are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation or warranty shall be true and correct as made) with respect to itself and such new Receivable on and as of such day (except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date)).

ARTICLE VI

COVENANTS OF THE ORIGINATORS

SECTION 6.1 Covenants. From the date hereof until the Final Payout Date, each Originator will, unless the Administrative Agent and the Buyer shall otherwise consent in writing, perform the following covenants with respect to itself:

(a) Financial Reporting. Such Originator will maintain a system of accounting established and administered in accordance with GAAP, and such Originator shall furnish to the Buyer, the Administrative Agent and each Lender such information as the Buyer, the Administrative Agent or any Lender may from time to time reasonably request relating to such system.

(b) Notices. Such Originator will notify the Buyer, Administrative Agent, the LC Bank and each Lender in writing of any of the following events promptly upon (but in no event later than five (5) Business Days after) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i) Notice of Purchase and Sale Termination Event, Unmatured Purchase and Sale Termination Event, Event of Default or Unmatured Event of Default. A statement of a Financial Officer of such Originator setting forth details of any Purchase and Sale Termination Event (as defined in Section 8.1), Unmatured Purchase and Sale Termination Event (as defined in Section 8.1), Event of Default or Unmatured Event of Default that has occurred and is continuing and the action that such Originator proposes to take with respect thereto.

(ii) Representations and Warranties. The failure of any representation or warranty made or deemed to be made by such Originator under this Agreement or any other Transaction Document to be true and correct in any material respect when made.

(iii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding with respect to any Originator, the Buyer, the Servicer, the Performance Guarantor, or the SPV, that with respect to any Person other than the SPV, could reasonably be expected to have a Material Adverse Effect.

(iv) Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon Receivables or Related Rights or any portion thereof, or (B) any Person other than the SPV, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.

(v) Name Changes. At least thirty (30) days before any change in such Originator’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.

(vi) Change in Accountants or Accounting Policy. Any change in (i) the external accountants of such Originator, the Servicer, any other Originator or the Parent or (ii) any material accounting policy of such Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which an Originator accounts for the Receivables shall be deemed “material” for such purpose).

(c) Conduct of Business; Preservation of Existence. Such Originator will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to preserve and keep in full force and effect its existence and, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, its franchises, authority to do business in each jurisdiction in which its business is conducted, licenses, patents, trademarks, copyrights and other proprietary rights.

(d) Compliance with Laws. Such Originator will comply with all Applicable Laws to which it may be subject if the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(e) Furnishing of Information and Inspection of Receivables. Such Originator will furnish or cause to be furnished to the Buyer, the Administrative Agent and each Lender from time to time such information with respect to its Pool Receivables as the Buyer, the Administrative Agent or any Lender may reasonably request. Such Originator will, at such Originator’s expense, during regular business hours upon three (3) days’ prior written notice, (i) permit the Buyer, the Administrative Agent and/or any Lender or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of such Originator for the purpose of examining such books and records, and (C) discuss matters relating to its Pool Receivables, other Collateral or such Originator’s performance hereunder or under the Transaction Documents to which it is a party with any of the officers, directors or employees of such Originator and its independent accountants, in each case, having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at such Originator’s expense, upon prior written notice from the Buyer or Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to such Pool Receivables and other Collateral; provided, that unless an Event of Default has occurred and is continuing, such Originator shall be required to reimburse the Buyer, the Administrative Agent and the Lenders, together, for only two (2) reviews pursuant to clause (i) above and only one (1) such review pursuant to clause (ii) above, in each case, in any twelve-month period.

(f) Payments on Receivables, Collection Accounts. Such Originator will, at all times, instruct all Obligors to deliver payments on its Pool Receivables to a Collection Account or a Lock-Box. Such Originator (or the Servicer on its behalf) will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by such Originator, it shall hold such payments in trust for the benefit of the Buyer (and the Administrative Agent and the Lenders as the Buyer’s ultimate assignees) and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. Such Originator will cause each Collection Account Bank to comply with the terms of each applicable Account Control Agreement. Such Originator shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, such Originator will cause the Servicer to, within two (2) Business Days, identify and transfer such funds out of the Collection Account to (or pursuant to the instructions of) the Person entitled to such funds. Such Originator will not, and will not permit any other Person, to commingle Collections with any other funds. Such Originator shall only add (or permit the Servicer to add) a Collection Account (or a related Lock-Box), or a Collection Account Bank to those listed in the Receivables Financing Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance reasonably acceptable to the Administrative Agent from the applicable Collection Account Bank. Such Originator shall only terminate (or permit the Servicer to terminate) a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent.

(g) Sales, Liens, etc. Except as otherwise provided herein, such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Related Rights, or assign any right to receive income in respect thereof.

(h) Extension or Amendment of Pool Receivables. Except as otherwise permitted by the Receivables Financing Agreement, such Originator will not alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. Such Originator shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(i) Fundamental Changes. Such Originator shall not make any change in such Originator’s name, location or making any other change in such Originator’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or the Receivables Financing Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC, in each case, unless both (i) no Purchase and Sale Termination Event or Event of Default has occurred and is continuing and (ii) the Buyer, the Administrative Agent and each Lender have each (A) received 30 days’ prior notice thereof, (B) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and UCC matters) as the Buyer or the Administrative Agent shall reasonably request and (C) been reasonably satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Lenders, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of, such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3).

(j) Change in Credit and Collection Policy. Such Originator will not make, or direct the Servicer to make, any material change in the Credit and Collection Policy except (i) with the prior written consent of the Administrative Agent and the Majority Lenders (such consent not to be unreasonably withheld) or (ii) if such changes are required or necessary under any Applicable Law. Promptly following any change in the Credit and Collection Policy, such Originator will deliver a copy of the updated Credit and Collection Policy to the Buyer, Administrative Agent and each Lender.

(k) Records. Such Originator will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of its Pool Receivables (including records adequate to permit the daily identification of such Pool Receivable and all Collections of and adjustments to such existing Pool Receivable).

(l) Ownership Interest, Etc. Such Originator shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable ownership or security interest in the Pool Receivables, the Related Rights and Collections with respect thereto, and a first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim, in favor of the Buyer (and the Administrative Agent (on behalf of the Secured Parties), as the Buyer’s ultimate assignee), including taking such action to perfect, protect or more fully evidence the interest of the Buyer (and the Administrative Agent (on behalf of the Secured Parties), as the Buyer’s ultimate assignee) as the Buyer, the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, such Originator shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. Such Originator shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize such Originator to file such financing statements under the UCC without the signature of such Originator, any other Originator, the SPV or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, such Originator shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(m) Further Assurances. Such Originator hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Buyer or the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the purchases made hereunder, or to enable the Buyer or the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies hereunder. Without limiting the foregoing, such Originator hereby authorizes, and will, upon the request of the Buyer or the Administrative Agent, at such Originator’s own expense, execute (if necessary) and file such financing statements or continuation statements (including as-extracted collateral filings), or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Buyer or Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(n) Mergers, Acquisitions, Sales, etc. Such Originator shall not (i) be a party to any merger, consolidation or other restructuring, except a merger, consolidation or other restructuring where both (I) the Buyer, the Administrative Agent and each Lender have each (A) received 30 days’ prior notice thereof, (B) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and UCC matters) as the Buyer or the Administrative Agent shall reasonably request and (C) been satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Lenders, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of, such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3) and (II) at the time thereof, no Purchase and Sale Termination Event or Event of Default has occurred and is continuing or (ii) directly or indirectly sell, transfer, assign, convey or lease (A) whether in one or a series of transactions, all or substantially all of its assets or (B) any Receivables or any interest therein (other than pursuant to this Agreement).

(o) Frequency of Billing. Prepare and deliver (or cause to be prepared and delivered) invoices with respect to all Receivables in accordance with the Credit and Collection Policies, but in any event no less frequently than as required under the Contract related to such Receivable.

(p) Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper. Such Originator shall not take any action to cause or permit any Receivable created, acquired or originated by it to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC) without the prior written consent of the Buyer and the Administrative Agent.

(q) Anti-Money Laundering/International Trade Law Compliance. Such Originator will not become a Sanctioned Person. Such Originator, either in its own right or through any third party, will not (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law or Sanctions Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or Sanctions Law or (d) use the proceeds from the sale of the Receivables to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law or Sanctions Law. Such Originator shall comply with all Anti-Terrorism Laws and Sanctions Law in all material respects. Such Originator shall promptly notify the Administrative Agent and each Lender in writing upon the occurrence of a Reportable Compliance Event.

(r) Such Originator (or the Servicer on its behalf) shall have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on each subsequent, data processing report that it generates which are of the type that a proposed purchaser or lender would use to evaluate the Receivables, the following legend (or the substantive equivalent thereof): “THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD PURSUANT TO A THIRD AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT, DATED AS OF JULY 28, 2025, AS AMENDED, BETWEEN EACH ORIGINATOR PARTY THERETO, CORE SALES, LLC (F/K/A CORE SALES, INC.), AS SERVICER, AND ARCH RESOURCES, INC., AS BUYER; FURTHER SOLD AND CONTRIBUTED PURSUANT TO A THIRD AMENDED AND RESTATED SALE AND CONTRIBUTION AGREEMENT, DATED AS OF JULY 28, 2025, AS AMENDED, BETWEEN ARCH RESOURCES, INC., CORE SALES, LLC (F/K/A CORE SALES, INC.), AS SERVICER, AND CORE RECEIVABLE COMPANY, LLC (F/K/A ARCH RECEIVABLE COMPANY, LLC); AND THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN PLEDGED TO PNC

BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT, PURSUANT TO A RECEIVABLES FINANCING AGREEMENT, DATED AS OF JULY 28, 2025, AS AMENDED, AMONG CORE RECEIVABLE COMPANY, LLC (F/K/A ARCH RECEIVABLE COMPANY, LLC), AS BORROWER, CORE SALES, LLC (F/K/A CORE SALES, INC.), AS SERVICER, THE VARIOUS LENDERS FROM TIME TO TIME PARTY THERETO, PNC BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT, AND PNC CAPITAL MARKETS LLC, AS STRUCTURING AGENT”.

(s) SPVs Tax Status. Such Originator shall not take or cause any action to be taken that could result in the SPV (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is disregarded as separate from a United States person (within the meaning of Section 7701(a)(30) of the Code) or (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(t) [Reserved].

(u) Insurance. Such Originator will maintain in effect, at its own expense, such casualty and liability insurance as such Originator deems appropriate in its good faith business judgment.

(v) Mining Operations and Mineheads. Promptly, and in any event within 5 Business Days of any change, deletion or addition to the location of such Originator’s Mined Properties or mineheads set forth on Schedule VI hereto, (i) notify the Buyer and Administrative Agent of such change, deletion or addition, (ii) cause the filing or recording of such financing statements and amendments and/or release to financing statements mortgages or other instruments, if any, necessary to preserve and maintain the perfection and priority of each of the security interests in the Receivables and the Related Rights, in favor of the Buyer and Administrative Agent (for the benefit of the Secured Parties), created pursuant to this Agreement, the Sale and Contribution Agreement and the Receivables Financing Agreement, as applicable, in each case in form and substance reasonably satisfactory to the Administrative Agent and (iii) deliver to the Buyer and Administrative Agent an updated Schedule VI hereto reflecting such change, deletion or addition; it being understood that no Receivable, the related location of mining operations and/or mineheads of which is not as set forth on Schedule VI hereto as of such date of determination shall be an Eligible Receivable until such time as each condition under this clause (v) shall have been satisfied.

SECTION 6.2 Separateness Covenants. Each Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the SPV’s identity as a legal entity separate from such Originator and its Affiliates. Therefore, from and after the date hereof, such Originator shall take all reasonable steps necessary to make it apparent to third Persons that the SPV is an entity with assets and liabilities distinct from those of such Originator and any other Person, and is not a division of such Originator, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, such Originator shall take such actions as shall be required in order that:

(a) such Originator shall not be involved in the day to day management of the SPV;

(b) such Originator shall maintain separate records and books of account from the SPV and otherwise will observe corporate formalities and have a separate area from the SPV for its business (which may be located at the same address as the SPV, and, to the extent that it and the SPV have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses);

(c) the financial statements and books and records of such Originator shall be prepared after the date of creation of the SPV to reflect and shall reflect the separate existence of the SPV; provided, that the SPV’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the SPV; provided, however, that any such consolidated financial statement or the notes thereto shall make clear that the SPV’s assets are not available to satisfy the obligations of such Affiliate;

(d) except as permitted by the Receivables Financing Agreement, (i) such Originator shall maintain its assets (including, without limitation, deposit accounts) separately from the assets (including, without limitation, deposit accounts) of the SPV and any other Originator and (ii) such Originator’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the SPV or any other Originator;

(e) such Originator shall not act as an agent for the SPV (except in the capacity of Servicer or a Sub-Servicer);

(f) such Originator shall not conduct any of the business of the SPV in its own name (except in the capacity of Servicer or a Sub-Servicer);

(g) such Originator shall not pay any liabilities of the SPV out of its own funds or assets;

(h) such Originator shall maintain an arm’s-length relationship with the SPV;

(i) such Originator shall not assume or guarantee or become obligated for the debts of the SPV or hold out its credit as being available to satisfy the obligations of the SPV;

(j) such Originator shall not acquire obligations of the SPV;

(k) such Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with the SPV, including, without limitation, shared office space;

(l) such Originator shall identify and hold itself out as a separate and distinct entity from the SPV;

(m) such Originator shall correct any known misunderstanding respecting its separate identity from the SPV;

(n) such Originator shall not enter into, or be a party to, any transaction with the SPV, except in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(o) such Originator shall not pay the salaries of the SPV’s employees, if any; and

(p) such Originator will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale and absolute assignment of the Receivables and the Related Security by it to the Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale and absolute assignment of the Receivables and the Related Security by it to the Buyer (except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP).

ARTICLE VII

ADDITIONAL RIGHTS AND OBLIGATIONS

IN RESPECT OF RECEIVABLES

SECTION 7.1 Rights of the Buyer. Each Originator hereby authorizes the Buyer, the SPV, the Transferor, the Servicer or their respective designees or assignees under this Agreement, the Sale and Contribution Agreement or the Receivables Financing Agreement (including, without limitation, the Administrative Agent) to take any and all steps in such Originator’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold or otherwise conveyed or purported to be conveyed by it hereunder, including, without limitation, endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, the Administrative Agent shall not take any of the foregoing actions unless a Purchase and Sale Termination Event or an Event of Default has occurred and is continuing.

SECTION 7.2 Responsibilities of the Originators. Anything herein to the contrary notwithstanding:

(a) Each Originator shall perform its obligations hereunder, and the exercise by the Buyer or its designee of its rights hereunder shall not relieve such Originator from such obligations.

(b) None of the Buyer, the SPV, the Servicer, the Lenders or the Administrative Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Buyer, the SPV, the Servicer, the Lenders or the Administrative Agent be obligated to perform any of the obligations of such Originator thereunder.

(c) Each Originator hereby grants to the Buyer and the Administrative Agent an irrevocable power-of-attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of an Event of Default to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Buyer or the Administrative Agent (whether or not from such Originator) in connection with any Receivable sold or otherwise conveyed or purported to be conveyed by it hereunder or Related Right.

SECTION 7.3 Further Action Evidencing Purchases. On or prior to the Closing Date, each Originator shall mark its master data processing records evidencing Pool Receivables and Contracts with the following legend (or the substantive equivalent thereof): “THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD PURSUANT TO A THIRD AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT, DATED AS OF JULY 28, 2025, AS AMENDED, BETWEEN EACH ORIGINATOR PARTY THERETO, CORE SALES, LLC (F/K/A CORE SALES, INC.), AS SERVICER, AND ARCH RESOURCES, INC., AS BUYER; FURTHER SOLD AND CONTRIBUTED PURSUANT TO A THIRD AMENDED AND RESTATED SALE AND CONTRIBUTION AGREEMENT, DATED AS OF JULY 28, 2025, AS AMENDED, BETWEEN ARCH RESOURCES, INC., CORE SALES, LLC (F/K/A CORE SALES, INC.), AS SERVICER, AND CORE RECEIVABLE COMPANY, LLC (F/K/A ARCH RECEIVABLE COMPANY, LLC), AS BUYER; AND THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN PLEDGED TO PNC BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT, PURSUANT TO A RECEIVABLES FINANCING AGREEMENT, DATED AS OF JULY 28, 2025, AS AMENDED, AMONG CORE RECEIVABLE COMPANY, LLC (F/K/A ARCH RECEIVABLE COMPANY, LLC), AS BORROWER, CORE SALES, LLC (F/K/A CORE SALES, INC.), AS SERVICER, THE VARIOUS LENDERS FROM TIME TO TIME PARTY THERETO, PNC BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT, AND PNC CAPITAL MARKETS LLC, AS STRUCTURING AGENT”.

Each Originator hereby authorizes the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Rights sold or otherwise conveyed or purported to be conveyed by it hereunder and now existing or hereafter generated or acquired by such Originator. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) incurred in connection therewith shall be payable by such Originator.

SECTION 7.4 Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor or required by Applicable Law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrative Agent) or the Administrative Agent, be applied as a Collection of any Receivable or Receivables of such Obligor in accordance with the Credit and Collection Policy.

SECTION 7.5 Performance of Obligations. Each Originator shall (i) perform all of its obligations under the Contracts related to the Receivables generated or acquired by such Originator to the same extent as if interests in such Receivables had not been transferred hereunder, and the exercise by the Buyer or the Administrative Agent of its rights hereunder shall not relieve such Originator from any such obligations, and (ii) pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Receivables generated or acquired by such Originator and their creation and satisfaction.

ARTICLE VIII

PURCHASE AND SALE TERMINATION EVENTS

SECTION 8.1 Purchase and Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Purchase and Sale Termination Event” (each event which with notice or the passage of time or both would become a Purchase and Sale Termination Event being referred to herein as an “Unmatured Purchase and Sale Termination Event”):

(a) the Termination Date shall have occurred;

(b) any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall remain unremedied for three (3) Business Days;

(c) any representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Documents to which it is a party, or any other information or report delivered pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and the same shall continue unremedied for ten (10) Business Days after the earlier of (i) a responsible officer of such Originator has knowledge of the same and (ii) the date on which written notice of the same shall have been given to such Originator; provided, that no breach of a representation or warranty set forth in Sections 5.5, 5.12, 5.20, 5.22, 5.23, 5.26 or 5.27 shall constitute a Purchase and Sale Termination Event pursuant to this clause (c) if credit has been given for a reduction of the Purchase Price or such Originator has made a cash payment to the Buyer, in any case, as required pursuant to Section 3.4(c) with respect to such breach;

(d) any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party on its part to be performed or observed and such failure shall continue unremedied for ten (10) Business Days after the earlier of (i) a responsible officer of such Originator has knowledge of such failure and (i) the date on which written notice of such failure shall have been given to such Originator; or

(e) any Insolvency Proceeding shall be instituted against any Originator and such proceeding shall remain undismissed or unstayed for a period of sixty (60) consecutive days or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur.

SECTION 8.2 Remedies.

(a) Optional Termination. Upon the occurrence and during the continuation of a Purchase and Sale Termination Event, the Buyer (and not the Servicer), with the prior written consent of the Administrative Agent shall have the option, by notice to the Originators (with a copy to the Administrative Agent and the Lenders), to declare the Purchase Facility terminated.

(b) Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to Section 8.2(a), the Buyer (and the Administrative Agent as Buyer’s ultimate assignee) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative.

ARTICLE IX

INDEMNIFICATION

SECTION 9.1 Indemnities by the Originators. Without limiting any other rights that the Buyer may have hereunder or under Applicable Law, each Originator, jointly and severally, hereby agrees to indemnify the Buyer, the SPV, each of its officers, directors, employees, agents, employees and respective assigns, the Administrative Agent and each Lender (each of the foregoing Persons being individually called a “Purchase and Sale Indemnified Party”), forthwith on demand, from and against any and all damages, claims, losses, judgments, liabilities, penalties and related costs and expenses (including Attorney Costs) (all of the foregoing being collectively called “Purchase and Sale Indemnified Amounts”) awarded against or incurred by any of them to the extent relating to an event identified below:

(a) any representation or warranty made or deemed made by such Originator (or any officer of such Originator) under or in connection with this Agreement, any other Transaction Document to which such Originator is a party or any other information or report delivered by such Originator pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(b) the failure by such Originator to comply with any Applicable Law with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such Applicable Law;

(c) the failure of such Originator to timely and fully comply with the Credit and Collection Policy in regard to any Receivable or to perform any of its obligations, express or implied, with respect to any Contract;

(d) any failure of such Originator to perform its duties, covenants or other obligations under this Agreement or any other Transaction Document to which such Originator is a party;

(e) the lack of an enforceable ownership interest, or a first priority perfected lien, in the Pool Receivables (and all Related Security) originated or acquired by such Originator against all Persons (including any bankruptcy trustee or similar Person), in either case, free and clear of any Lien;

(f) the failure to have filed, or any delay in filing, financing statements (including, as extracted collateral filings), financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable or the Related Rights;

(g) any suit or claim related to the Pool Receivables originated or acquired by such Originator (including any products liability or environmental liability claim arising out of or in connection with the property, products or services that are the subject of any Pool Receivable originated or acquired by such Originator);

(h) [reserved];

(i) the commingling of Collections of Pool Receivables at any time with other funds;

(j) the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;

(k) any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or in respect of any Pool Receivable or any Related Rights, but excluding in each case, litigation and proceedings related to the enforcement or collection of Receivables;

(l) any claim brought by any Person other than a Purchase and Sale Indemnified Party arising from any activity by an Originator or any Affiliate of an Originator in servicing, administering or collecting any Pool Receivable;

(m) the failure by any Originator to pay when due any taxes, including, without limitation, sales, excise or personal property taxes;

(n) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Pool Receivable, the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(o) any product liability claim arising out of or in connection with goods or services that are the subject of any Receivable generated by an Originator;

(p) the failure by any Originator to pay when due any sales, excise or personal property taxes or charges (including interest and penalties thereon or with respect thereto), imposed on the purchase of the Pool Receivables or any Related Rights generated by such Originator

(q) [reserved];

(r) [reserved]; or

(s) any action taken by the Administrative Agent as attorney-in-fact for any Originator pursuant to this Agreement or any other Transaction Document;

provided that such indemnity shall not be available to any Purchase and Sale Indemnified Party to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted solely from the gross negligence or willful misconduct of a Purchase and Sale Indemnified Party, (y) constitute recourse with respect to a Pool Receivable by reason of the bankruptcy, insolvency, lack of creditworthiness or other financial or credit condition or financial default, of the related Obligor or (z) Taxes (other than Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim).

Notwithstanding anything to the contrary in this Agreement, solely for purposes of each Originator’s indemnification obligations in this Article IX, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a material adverse effect or similar concepts of materiality shall be deemed to be not so qualified.

ARTICLE X

MISCELLANEOUS

SECTION 10.1 Amendments, etc.

(a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Buyer, the Servicer and each Originator, with the prior written consent of the Administrative Agent and the Majority Lenders.

(b) No failure or delay on the part of the Buyer, the Servicer, any Originator, the Administrative Agent or any third-party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Buyer, the Servicer or any Originator in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer, the Administrative Agent or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c) The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

SECTION 10.2 Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic mail communication) and shall be delivered or sent by facsimile, electronic mail, or by overnight mail, to the intended party at the mailing or electronic mail address or facsimile number of such party set forth under its name on Schedule V hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrative Agent or any Lender, at their respective address for notices pursuant to the Receivables Financing Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means.

SECTION 10.3 No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, the Buyer, the SPV, the Administrative Agent and each Lender (collectively, the “Set-off Parties”), may at any time during the continuance of an Event of Default, setoff, appropriate and apply (without presentment, demand, protest or other notice to the Servicer and each Originator which are hereby expressly waived) any deposits and any other indebtedness owing to such Set-Off Party (including by any branches or Affiliates of such Set-Off Party), or held by such Set-Off Party for the account of, the Servicer or such Originator, against amounts owing by, the Servicer or such Originator hereunder; provided that such Set-Off Party shall notify, the Servicer or such Originator promptly following such setoff.

SECTION 10.4 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Buyer and each Originator and their respective successors and permitted assigns. No Originator may assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer, the Administrative Agent and each Lender, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until terminated in accordance with the terms hereof. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.

SECTION 10.5 Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 10.6 Costs, Expenses and Taxes. In addition to the obligations of the Originators under Article IX, each Originator and the Servicer, jointly and severally, agrees to pay on demand:

(a) to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto), including, without limitation, (i) the reasonable Attorney Costs for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder with respect thereto and with respect to advising any such Person as to their rights and remedies against any Originator under this Agreement and the other Transaction Documents, (ii) reasonable out-of-pocket fees and expenses (including reasonable Attorney Costs) for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder and any of their respective Affiliates and agents incurred in connection with the administration and maintenance of this Agreement or the protection and enforcement of their rights and remedies against any Originator under this Agreement or any other Transaction Document and (iii) all reasonable out-of-pocket expenses of any regular employees and agents of the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder engaged periodically to perform audits of any Originator’s books, records and business properties;

(b) to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of any such Person incurred in connection with the enforcement of any of their respective rights or remedies against any Originator under the provisions of this Agreement and the other Transaction Documents; and

(c) all stamp, franchise and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement to be delivered hereunder, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.

SECTION 10.7 SUBMISSION TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMIT, FOR THEMSELVES AND THEIR PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OF ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO

THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT TO ASSERT ANY SUCH DEFENSE. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 10.7 SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY ORIGINATOR OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 10.7.

(b) EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SCHEDULE IV. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE PARTIES HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 10.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 10.9 Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Article, Section, Schedule or Exhibit are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

SECTION 10.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 10.11 Acknowledgment and Agreement. By execution below, each Originator expressly acknowledges and agrees that all of the Buyer’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned (i) by the Buyer to the SPV pursuant to the Sale and Contribution Agreement and (ii) by the SPV to the Administrative Agent (for the benefit of the Lenders) pursuant to the Receivables Financing Agreement, and each Originator irrevocably consents to such assignments. Each of the parties hereto acknowledges and agrees that the SPV, the Lenders and the Administrative Agent are third-party beneficiaries of the rights of the Buyer arising hereunder and under the other Transaction Documents to which any Originator is a party, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, during the occurrence and continuation of an Event of Default under the Receivables Financing Agreement, the Administrative Agent, and not the Buyer, shall have the sole right to exercise all such rights and related remedies.

SECTION 10.12 No Proceeding. Each Originator hereby agrees that it will not institute, or join any other Person in instituting, against the SPV any Insolvency Proceeding for at least one year and one day following the Final Payout Date. The agreements in this Section 10.12 shall survive any termination of this Agreement.

SECTION 10.13 Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 10.14 Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.15 Amendment and Restatement. This Agreement amends and restates in its entirety, as of the date hereof, the Second Amended and Restated Purchase and Sale Agreement, dated as of October 5, 2016, among the parties thereto (as amended prior to the date hereof, the “Original Agreement”). Upon the effectiveness of this Agreement in accordance with its terms, the terms and provisions of the Original Agreement shall, subject to this paragraph, be superseded hereby in their entirety. Notwithstanding the foregoing and for the avoidance of doubt, (a) all indemnification obligations of the Originators under the Original Agreement shall survive this Agreement, (b) all sales of Receivables and Related Rights under the Original Agreement by the Originators to the Buyer are hereby ratified and confirmed and shall survive this Agreement and (c) the security interests granted by the Originators pursuant to the Original Agreement shall remain in full force and effect and shall survive this Agreement as security for all obligations of the Originators under the Original Agreement until such obligations have been finally and fully paid and performed. Upon the effectiveness of this Agreement, each reference to the Original Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and or delivered in connection with the Original Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

ARCH RESOURCES INC. (F/K/A ARCH COAL INC.),
as Buyer

By:	/s/ Rosemary L. Klein
Name: Rosemary L. Klein
Title: Vice President and Secretary

CORE SALES, LLC (F/K/A CORE SALES, INC.),
as Servicer and an Originator

By:	/s/ Rosemary L. Klein
Name: Rosemary L. Klein
Title: Vice President and Secretary

CONSOL PENNSYLVANIA COAL COMPANY LLC,
as an Originator

By:	/s/ Rosemary L. Klein
Name: Rosemary L. Klein
Title: Vice President and Secretary

MINGO LOGAN COAL LLC,
as an Originator

By:	/s/ Rosemary L. Klein
Name: Rosemary L. Klein
Title: Vice President and Secretary

S-1	Third A&R Purchase and Sale Agreement

MOUNTAIN COAL COMPANY, L.L.C., as an Originator

By:	/s/ Rosemary L. Klein
Name: Rosemary L. Klein
Title: Vice President and Secretary

ICG BECKLEY, LLC, as an Originator

By:	/s/ Rosemary L. Klein
Name: Rosemary L. Klein
Title: Vice President and Secretary

ICG TYGART VALLEY, LLC, as an Originator

By:	/s/ Rosemary L. Klein
Name: Rosemary L. Klein
Title: Vice President and Secretary

WOLF RUN MINING LLC, as an Originator

By:	/s/ Rosemary L. Klein
Name: Rosemary L. Klein
Title: Vice President and Secretary

THUNDER BASIN COAL COMPANY, L.L.C., as an Originator

By:	/s/ Rosemary L. Klein
Name: Rosemary L. Klein
Title: Vice President and Secretary

S-2	Purchase and Sale Agreement

CONSOL MARINE TERMINALS LLC,
as an Originator

By:	/s/ Rosemary L. Klein
Name: Rosemary L. Klein
Title: Vice President and Secretary

ITMANN MINING COMPANY LP,
as an Originator

By: Itmann Mining Company GP LLC, its general partner

By:	/s/ Rosemary L. Klein
Name: Rosemary L. Klein
Title: Vice President and Secretary

S-3	Purchase and Sale Agreement

Schedule I

LIST AND LOCATION OF THE ORIGINATORS

Originator	Location
Core Sales, LLC (f/k/a Core Sales, Inc.)	Delaware
Mingo Logan Coal LLC	Delaware
Mountain Coal Company, L.L.C.	Delaware
ICG Beckley, LLC	Delaware
ICG Tygart Valley, LLC	Delaware
Wolf Run Mining LLC	West Virginia
Thunder Basin Coal Company, L.L.C.	Delaware
CONSOL Pennsylvania Coal Company LLC	Delaware
CONSOL Marine Terminals LLC	Delaware
Itmann Mining Company LP	Delaware

Schedule I-1	Third A&R Purchase and Sale Agreement